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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Form S-8 No. 3354337, No. 33-072072, No. 333-05233, and No.
333-05237) of Tuboscope Vetco International Corporation of our report dated May 24, 1996 (May 31, 1996 as to Note 14) relating to the combined financial statements of the Wadeco group of companies, which appears on page 5 in Amendment No.1 of the Current Report on Form 8-K/A of Tuboscope Vetco International Corporation dated May 31, 1996.


Price Waterhouse
Chartered Accountants

Edmonton, Alberta, Canada
August 2, 1996

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